  EXHIBIT 10.39

 BROKER REPRESENTATION AGREEMENT

This Agreement entered into on the 23th day of November 2021, between Hempacco Co, Inc. (hereinafter referred to as the "Company") and Wizards and Kings LLC. (hereinafter referred to as the "Broker").

1.  The "Company" hereby appoints the "Broker" to handle the sales of its products to accounts to be determined later and agreed upon both parties entering the agreement. Account names will be added to 'Exhibit A".

2.  The "Broker" agrees to use their best effort to promote the sale of the "Company" products with the agreed accounts.

3.  A commission of 10% on the "Net sales" of the products shall be due and payable to "Broker" upon receiving payment from the customer. Copies of all purchase orders and invoices will be emailed to "Broker"@ [redacted email address]. Payment of Commissions will be due 15 days upon delivery considering that the customer has paid due invoice and keeping terms current.

As a bonus for bringing HBI International in as a client, the company shall grant I00,000,000 warrants in Green Globe International, Inc. Warrants will be for 3 years and exercise at $.01 each.

4.  "Company" will furnish "Broker" samples of products and available sales material as "Company" and "Broker" deem sufficient.

5.  "Broker" is an independent contractor and is not an employee of "Company". "Company” is not responsible for withholding FICA or taxes of any kind, unless such withholding is legally required.

6.  Product Liability Indemnification. "Company" agrees to defend, hold harmless and indemnify "Broker" from any and all losses. damages, costs and expenses, including legal fees, incurred by "Broker" from any claim (s) or action (s) made or filed against "Broker" claiming loss or injury of any nature whatsoever, resulting from any defect in the Product (s).

7.  Attorney's Fees. In connection with any dispute by and between the Parties to this agreement, including, but not limited to a dispute over interpretation, claimed breach, failure to pay, or any enforcement of any term of the Agreement, the prevailing party ( if any) shall be entitled to recovery of its attorney fees and costs.

8.  Applicable Law. The laws of the State of Nevada shall govern the application and interpretation of this Agreement.

In Witness Whereof, the parties have signed this agreement on this 23nd day of November 2021.

“Company”

By:      /s/ Sandro Piancone

            Sandro Piancone

            Title:  CEO

            Hempacco Co, Inc.

“Broker”

By:      /s/ Michael John Ostrander

            Wizards and Kings LLC

            Michael John Ostrander

"Exhibit A"

HBI International, Inc.

G-Rollz-Mr. Singh